                            AUTOMATIC AND FACULTATIVE
                   YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

                            EFFECTIVE January 1, 2000


                                     Between


                FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY
                               ("Ceding Company")

                               440 Lincoln Street
                               Worcester, MA 01653


                                       And


                    SECURITY LIFE OF DENVER INSURANCE COMPANY
                                  ("Reinsurer")


                              Security Life Center
                                  1290 Broadway
                           Denver, Colorado 80203-5699

                        Reinsurer Agreement No. 0333-2249

                            AUTOMATIC AND FACULTATIVE
                   YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

                            This Agreement is between

FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY, (Ceding Company), 440 Lincoln Street, Worcester, MA 01653

And

SECURITY LIFE OF DENVER INSURANCE COMPANY (Reinsurer),
Security Life Center, 1290 Broadway, Denver, Colorado 80203-5699.

The Reinsurer agrees to reinsure certain portions of the Ceding Company's contract risks as described in the terms and conditions of this Agreement.

The reinsurance Agreement constitutes the entire Agreement between the parties with respect to the business being reinsured hereunder and there are no understandings between the parties other than as expressed in this Agreement.

Any change or modification to this Agreement is null and void unless made by amendment to this Agreement and signed by both parties.

In witness of the above, the Ceding Company and the Reinsurer have by their respective officers executed and delivered this Agreement in duplicate on the dates indicated below, with an effective date of January 1, 2000.

FIRST ALLMERICA FINANCIAL                 SECURITY LIFE OF DENVER
INSURANCE COMPANY                         INSURANCE COMPANY

By:    /s/                                By:      /s/
   -------------------------------           ---------------------------------
Title: VP Life Products                   Title:   /s/
      ----------------------------              ------------------------------
Date:  5/21/01                            Date:    November 6, 2000
     -----------------------------             -------------------------------

By:    /s/                                By:      /s/
   -------------------------------           ---------------------------------
Title: AVP & Actuary                      Title:   VP of Business Operations
      ----------------------------              ------------------------------
Date:  5/7/01                             Date:            11/13/00
     -----------------------------             -------------------------------

                 AUTOMATIC AND FACULTATIVE REINSURANCE AGREEMENT

                                Table of Contents

1.   PARTIES TO AGREEMENT                                                  1

2.   REINSURANCE BASIS                                                     1

3.   AUTOMATIC REINSURANCE TERMS                                           1
     a.   CONVENTIONAL UNDERWRITING                                        1
     b.   RETENTION                                                        1
     c.   AUTOMATIC ACCEPTANCE LIMITS                                      2
     d.   AUTOMATIC IN FORCE AND APPLIED FOR LIMIT                         2
     e.   RESIDENCE                                                        2
     f.   MINIMUM CESSION                                                  2
     g.   FACULTATIVE QUOTES                                               2

4.   AUTOMATIC REINSURANCE NOTICE PROCEDURE                                2

5.   FACULTATIVE REINSURANCE                                               2

6.   COMMENCEMENT OF REINSURANCE COVERAGE                                  3
     a.   AUTOMATIC REINSURANCE                                            3
     b.   FACULTATIVE REINSURANCE                                          3
     c.   PRE-ISSUE COVERAGE                                               3

7.   BASIS OF REINSURANCE AMOUNT AND REINSURANCE PREMIUM RATES             4
     a.   LIFE REINSURANCE                                                 4
     b.   SUPPLEMENTAL BENEFITS                                            4
     c.   TABLE RATED SUBSTANDARD PREMIUMS                                 4
     d.   FLAT EXTRA PREMIUMS                                              4
     e.   RATES NOT GUARANTEED                                             4

8.   CASH VALUES OR LOANS                                                  4

9.   PAYMENT OF REINSURANCE PREMIUMS                                       4
     a.   PREMIUM DUE                                                      4
     b.   FAILURE TO PAY PREMIUMS                                          5
     c.   OVERPAYMENT OF REINSURANCE PREMIUM                               5
     d.   UNDERPAYMENT OF REINSURANCE PREMIUM                              5
     e.   RETURN OF REINSURANCE PREMIUM                                    5
     f.   UNEARNED PREMIUMS                                                5

10.  PREMIUM TAX REIMBURSEMENT                                             6

11.  DAC TAX AGREEMENT                                                     6

12.  REPORTS                                                               7

13.  RESERVES FOR REINSURANCE                                              7

14.  CLAIMS                                                                7
     a.   NOTICE                                                           7
     b.   PROOFS                                                           7
     c.   AMOUNT AND PAYMENT OF BENEFITS                                   7
     d.   CONTESTED CLAIMS                                                 7
     e.   CLAIM EXPENSES                                                   8
     f.   EXTRACONTRACTUAL DAMAGES                                         8

15.  POLICY CHANGES                                                        8
     a.   NOTICE                                                           8
     b.   INCREASES                                                        9
     c.   REDUCTION OR TERMINATION                                         9
     d.   OTHER POLICY CHANGES, CONVERSIONS, EXCHANGES, ETC                9
     e.   EXTENDED TERM AND REDUCED PAID-UP INSURANCE                      9

16.  REINSTATEMENTS                                                        9
     a.   AUTOMATIC REINSTATEMENT                                          9
     b.   FACULTATIVE REINSTATEMENT                                        9
     c.   PREMIUM ADJUSTMENT                                              10
     d.   NONFORFEITURE REINSURANCE TERMINATION                           10

17.  INCREASE IN RETENTION                                                10
     a.   NEW BUSINESS                                                    10
     b.   RECAPTURE                                                       10

18.  ERRORS AND OMISSIONS                                                 11

19.  INSOLVENCY                                                           11

20.  ARBITRATION                                                          12
     a.   GENERAL                                                         12
     b.   NOTICE                                                          12
     c.   PROCEDURE                                                       12
     d.   COSTS                                                           12
     e.   OFFSET                                                          13

21.  GOOD FAITH; FINANCIAL SOLVENCY                                       13

22.  TERM OF THIS AGREEMENT                                               13

23.  MEDICAL INFORMATION BUREAU                                           13

24.  SEVERABILITY                                                         13

Listing of Schedules:

SCHEDULE A

1.   Plans Reinsured
2.   Automatic Portion Reinsured
3.   Automatic Retention Limits
4.   Automatic Acceptance Limits
5.   Automatic In Force and Applied for Limits
6.   Premium Due
7.   Recapture Period
8.   Net Amount at Risk
9.   Additional Underwriting requirements

SCHEDULE B - AUTOMATIC REINSURANCE PREMIUMS

1.   Life Insurance
2.   Supplemental Benefits
3.   Age Basis
4.   Other Policy Changes, Conversions, Exchanges, Etc.
5.   Facultative Rate Limit

SCHEDULE C - REPORTING INFORMATION

Information on Risks Reinsured
Policy Exhibit Summary
Reserve Credit Summary
Accounting Summary

SCHEDULED D - FACULTATIVE FORMS

Application for Reinsurance
Notification of Reinsurance

                 AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM
                              REINSURANCE AGREEMENT

1.   PARTIES TO AGREEMENT.

     This Agreement is solely between the Reinsurer and the Ceding Company. There is no third party beneficiary to this Agreement. Reinsurance under this Agreement will not create any right nor legal relationship between the Reinsurer and any other person, for example, any insured, policy owner, agent, beneficiary, assignee, or reinsurer. The Ceding Company agrees that it will not make the Reinsurer a party to any litigation between any such third party and the Ceding Company. The Ceding Company will not use the Reinsurer's name with regard to the Ceding Company's agreements or transactions with these third parties unless the Reinsurer gives prior approval for the use of its name.

2.   REINSURANCE BASIS.

     This Agreement, including the attached Schedules, states the terms and conditions of automatic and facultative reinsurance, which is on a Yearly Renewable Term basis. This Agreement is applicable only to reinsurance of policies directly written by the Ceding Company. Any policies acquired through merger of another company, reinsurance, or purchase of another company's policies are not included under the terms of this Agreement.

3.   AUTOMATIC REINSURANCE TERMS.

     The Reinsurer agrees to automatically accept contractual risks on the life insurance plans and supplemental benefits shown in Schedule A, subject to the following requirements:

     a.   CONVENTIONAL UNDERWRITING.
          Automatic reinsurance applies only to insurance applications underwritten by the Ceding Company with conventional underwriting and issue practices that are consistently applied. Conventional underwriting and issue practices are those customarily used and generally accepted by life insurance companies. Some examples of non-customary underwriting practices that are not accepted for automatic reinsurance under this Agreement are guaranteed issue, any form of simplified underwriting, short-form applications, any form of non-customary non-medical underwriting limits, or internal or external policy exchanges that do not require conventional underwriting. An example of an unacceptable issue practice is the issuance of a policy that has contestability or suicide clauses with time limitations that are shorter than the maximum allowed by state law.

     b.   RETENTION.
          The Ceding Company will retain, and not otherwise reinsure, an amount of insurance on each life equal to its retention shown in Schedule A. If the Ceding Company's scheduled retention is zero, automatic reinsurance is not available (unless Ceding Company has already reached its full retention).

     c.   AUTOMATIC ACCEPTANCE LIMITS.
          On any one life, the amount automatically reinsured under all agreements with all reinsurers must not exceed the Automatic Acceptance Limits shown in Schedule A.

     d.   AUTOMATIC IN FORCE AND APPLIED FOR LIMIT.
          On any one life, the total life insurance in force and applied for with all companies of which the Ceding Company is aware, must not exceed the In Force and Applied For Limits shown in Schedule A.

     e.   RESIDENCE.
          Each insured must be a resident of the United States, Puerto Rico, Guam, or Canada at the time of issue.

     f.   MINIMUM CESSION.
          The minimum amount of reinsurance per cession that the Reinsurer will accept is $1,000 and reinsurance will be terminated when the amount reinsured is less than $1,000.

     g.   FACULTTIVE QUOTES.
          The risk must not have been submitted on a facultative basis to the Reinsurer or any other reinsurer.

4.   AUTOMATIC REINSURANCE NOTICE PROCEDURE

     After the policy has been paid for and delivered, the Ceding Company will submit all relevant individual policy information, as defined in Schedule C, in its next statement to the Reinsurer.

5.   FACULTTIVE REINSURANCE.

     The Ceding Company may apply for facultative reinsurance with the Reinsurer on a risk if the automatic reinsurance terms are not met, or if the terms are met and it prefers to apply for facultative reinsurance. The following items must be submitted to obtain a facultative quote:

     a. A form substantially similar to the Reinsurer's "Application for Reinsurance" form shown in Schedule D.

     b. Copies of the original insurance application, medical examiner's reports, financial information, and all other papers and information obtained by the Ceding Company regarding the insurability of the risk.

     After receipt of the Ceding Company's application, the Reinsurer will promptly examine the materials and notify the Ceding Company either of the terms and conditions of the Reinsurer's offer for facultative reinsurance or that no offer will be made. The Reinsurer's offer expires 120 days after the offer is made, unless the written offer specifically states otherwise.

     If the Ceding Company accepts the Reinsurer's offer, then the Ceding Company will note its acceptance in its underwriting file and mail, as soon as possible, a formal reinsurance cession to the Reinsurer using a form substantially similar to the "Notification of Reinsurance" form shown in Schedule D. If the Ceding Company does not accept the Reinsurer's offer, then the Ceding Company will notify the Reinsurer in writing, as soon as possible. Automatic reinsurance rates can be used for facultative business up to the limits shown in Schedule B.

6.   COMMENCEMENT OF REINSURANCE COVERAGE.

     Commencement of the Reinsurer's reinsurance coverage on any policy or pre-issue risk under this Agreement is described below:

     a.   AUTOMATIC REINSURANCE.
          The Reinsurer's reinsurance coverage for any policy that is ceded automatically under this Agreement will begin and end simultaneously with the Ceding Company's contractual liability for the policy reinsured.

     b.   FACULTATIVE REINSURANCE.
          The Reinsurer's reinsurance coverage for any policy that is ceded facultatively under this Agreement shall begin when;

               i.    Ceding Company accepts Reinsurer's offer; and

               ii.   The policy has been issued.

     c.   PRE-ISSUE COVERAGE.
          The Reinsurer will not be liable for benefits paid under the Ceding Company's conditional receipt or temporary insurance agreement unless all the conditions for automatic reinsurance coverage under Section 3 of this Agreement are met. The Reinsurer's liability under the Ceding Company's conditional receipt or temporary insurance agreement is limited to the lesser of i. Or ii. Below:

               i. The Automatic Acceptance Limits with the Reinsurer, as shown in Schedule A.

               ii. The amount for which the Ceding Company is liable less its retention shown in Schedule A, less any amount of reinsurance with other reinsurers.

          The pre-issue liability applies only once on any given life regardless of how many receipts were issued or initial premiums were accepted by the Ceding Company. After a policy has been issued, no reinsurance benefits are payable under this pre-issue coverage provision.

7.   BASIS OF REINSURANCE AMOUNT AND REINSURANCE PREMIUM RATES.

     a.   LIFE REINSURANCE.
          The amount reinsured on a policy is the policy's net amount at risk, less the Ceding Company's retention available on the policy, less any amount of reinsurance with other reinsurers. The retention on each life, or both lives for joint policies, is shown in Schedule A. The net amount at risk is shown in Schedule A. The reinsurance premiums per $1000 are shown in Schedule B.

     b.   SUPPLEMENTAL BENEFITS.
          Supplemental benefits are not reinsured.

     c.   TABLE RATED SUBSTANDARD PREMIUMS.
          If the Ceding Company's policy is issued with a table rated substandard premium, the reinsurance premiums shown in Schedule B will apply.

     d.   FLAT EXTRA PREMIUMS.
          If the Ceding Company's policy is issued with a flat extra premium, the reinsurance premiums shown in Schedule B will apply.

     e.   RATES NOT GUARANTEED.
          The reinsurance premium rates are not guaranteed. The Reinsurer reserves the right to change the rates at any time. If the Reinsurer changes the rates, it will give the Ceding Company 90 days' prior written notice of the change. Any change applies only to reinsurance premiums due after the expiration of the notice period. The maximum reinsurance premiums are equal to the statutory valuation premiums for yearly renewable term insurance at the maximum interest rates and minimum mortality rates for each year of issue.

8.   CASH VALUES OR LOANS.

     This Agreement does not provide reinsurance for cash surrender values. In addition, the Reinsurer will not participate in policy loans or other forms of indebtedness on reinsured business.

9.   PAYMENT OF REINSURANCE PREMIUMS

     a.   PREMIUM DUE.
          Reinsurance premiums for each reinsurance cession are due as shown in Schedule A. All amounts due or otherwise accrued to any of the parties hereto or any of their parents, affiliates, or subsidiaries, whether by reason of premiums, losses, expenses, or otherwise, under this agreement or any other contract heretofore or hereafter entered into, will at all times be fully subject to the right of offset and only the net balance will be due and payable.

     b.   FAILURE TO PAY PREMIUMS.
          If reinsurance premiums are 60 days past due, for reasons other than those due to error or omission as defined below in Section 19, the premiums will be considered in default and the Reinsurer may terminate the reinsurance upon 30 days' prior written notice. The Reinsurer will have no further liability as of the termination date. The Ceding Company will be liable for the prorated reinsurance premiums to the termination date. The Ceding Company agrees that it will not force termination under the provisions of this paragraph solely to avoid the recapture requirements or to transfer the block of business reinsured to another reinsurer.

     c.   OVERPAYMENT OF REINSURANCE PREMIUM.
          If the Ceding Company overpays a reinsurance premium and the Reinsurer accepts the overpayment, the Reinsurer's acceptance will not constitute nor create a reinsurance liability nor result in any additional reinsurance. Instead, the Reinsurer will be liable to the Ceding Company for a credit in the amount of the overpayment, without interest.

     d.   UNDERPAYMENT OF REINSURANCE PREMIUM.
          If the Ceding Company fails to make a full premium payment for a policy or policies reinsured hereunder, due to an error or omission as defined below in Section 18, the amount of reinsurance coverage provided by Reinsurer shall not be reduced. However, once the underpayment is discovered, the Ceding Company will be required to pay to the Reinsurer the difference between the full premium amount and the amount actually paid, without interest. If payment or the full premium is not made within 60 days after the discovery of the underpayment, the underpayment shall be treated as a failure to pay premiums and subject to the conditions of Paragraph 9.b., above.

     e.   RETURN OF REINSURANCE PREMIUM.
          If a misrepresentation on an application of a death of an insured by suicide results in the Ceding Company returning the policy premiums to the policy owner rather than pay the policy benefits, the Reinsurer will refund all of the reinsurance premiums it received on that policy to the Ceding Company, without interest.

     f.   UNEARNED PREMIUMS.
          Unearned premiums will be returned on deaths, surrenders and other terminations. This refund will be on a prorated basis without interest from the date of termination of the policy to the date to which a reinsurance premium has been paid.

10.  PREMIUM TAX REIMBURSEMENT.

     Premium taxes will not be reimbursed.

11.  DAC TAX AGREEMENT.

     The Ceding Company and the Reinsurer herein collectively called the "Parties", or singularly the "Party", hereby enter into an election under Treasury Regulations Section 1.848-2(g)(8) whereby:

          a. For each taxable year under this Agreement, the party with the net positive consideration, as defined in the regulations promulgated under Treasury Code Section 848, will capitalize specified policy acquisition expenses with respect to this Agreement without regard to general deductions limitation of
               Section 848(c)(1);

          b. The Ceding Company and the Reinsurer agree to exchange information pertaining to the net consideration under this Agreement each year to insure consistency or as otherwise required by the Internal Revenue Service;

          c. The Ceding Company will submit to the Reinsurer by May 1 of each year its calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement signed by an officer of the Ceding Company stating that the Ceding Company will report such net consideration in its tax return for the preceding calendar year;

          d. The Reinsurer may contest such calculation by providing an alternative calculation to the Ceding Company in writing within 30 days of the Reinsurer's receipt of the Ceding Company's calculation. If the Reinsurer does not so notify the Ceding Company, the Reinsurer will report the net consideration as determined by the Ceding Company in the Reinsurer's tax return for the previous calendar year;

          e. If the Reinsurer contests the Ceding Company's calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount within 30 days of the date the Reinsurer submits its alternative calculation. If the Ceding Company and the Reinsurer reach agreement on the net amount of consideration, each party will report such amount in their respective tax returns for the previous calendar year.

          Both Parties represent and warrant that they are subject to U.S. taxation under either Subchapter L of Chapter 1, or Subpart F of Subchapter N of Chapter 1 of the Internal Revenue Code of 1986, as amended.

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12.  REPORTS.

     The reporting period is monthly. The administrating party is the Ceding Company. For each reporting period, the Ceding Company will submit a statement to the Reinsurer with information that is substantially similar to the information displayed in Schedule C. The statement will include information on the risks reinsured with the Reinsurer, premiums owed, policy exhibit activity, and an accounting summary. Within fifteen days after the end of each calendar quarter, the Ceding Company will submit a reserve credit summary similar to that shown in Schedule C.

13.  RESERVE FOR REINSURANCE.

     Reserves for this YRT Agreement shall be based on 1/2cx, using the minimum valuation mortality table and maximum valuation interest rate. The statutory reserve basis for the reinsurance will be shown on the reserve credit summary provided each quarter.

14.  CLAIMS.

     a.   NOTICE.
          The Ceding Company will notify the Reinsurer, as soon as reasonably possible, after it receives a claim request.

     b.   PROOFS.
          The Ceding Company will promptly provide the Reinsurer with proper claim proofs, all relevant information respecting the claim, and an itemized statement of the benefits paid by the Ceding Company.

     c.   AMOUNT AND PAYMENT OF BENEFITS.
          As soon as the Reinsurer receives proper claim notice and proof of the claim, the Reinsurer will promptly pay the reinsurance benefits due the Ceding Company. The Ceding Company's contractual liability for claims is binding on the Reinsurer. The maximum benefit payable to the Ceding Company under each reinsured policy is the amount specifically reinsured with the Reinsurer. The total reinsurance in all companies on a policy must not exceed the Ceding Company's total contractual liability on the policy, less its retention used on the policy. The excess, if any, of the total reinsurance in all companies plus the Ceding Company's retention used on the policy over its contractual liability under the reinsured policy will first be applied to reduce all reinsurance on the policy. This reduction in reinsurance will be shared among all the reinsurers in proportion to their respective amounts of reinsurance prior to the reduction.

     d.   CONTESTED CLAIMS.
          The Ceding Company will notify the Reinsurer of its intention to contest, compromise, or litigate a claim involving a reinsured policy. If the Ceding Company's contest, compromise, or litigation results in a reduction in its liability, the Reinsurer will share in the reduction in the proportion that the Reinsurer's net liability bears to the sum of the net liability of all reinsurers on the insured's date of death. If the Reinsurer should decline to participate in the contest, compromise or litigation, the Reinsurer will then release all of its liability by paying the Ceding Company its full share of reinsurance and not sharing in any subsequent reduction in liability.

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     e.   CLAIM EXPENSES.
          The Reinsurer will pay its share of reasonable investigation and legal expenses connected with the litigation or settlement of contractual liability claims unless the Reinsurer has released its liability, in which case the Reinsurer will not participate in any expenses after the date of release. However, claim expenses do not include routine claim and administration expenses, including the Ceding Company's home office expenses. Also, expenses incurred in connection with a dispute or contest arising out of conflicting claims of entitlement to policy proceeds or benefits that the Ceding Company admits are payable are not a claim expense under this Agreement.

     f.   EXTRA-CONTRACTUAL DAMAGES.
          The Reinsurer will not participate in and shall not be liable to pay the Ceding Company or others for any amounts in excess of the Reinsurer's share of the net amount at risk on the mortality risk reinsured hereunder, including extra-contractual damages or liabilities and related expenses and fees. Extra-contractual damages are any damages awarded against the Ceding Company, including, for example, those resulting from negligence, reckless or intentional conduct, fraud, oppression, or bad faith committed by the Ceding Company in connection with the mortality risk insurance reinsured under this Agreement.

          The excluded extra-contractual damages shall include, by way of example and not limitation:

          i.    Actual and consequential damages;
          ii.   Damages for emotional distress or oppression;
          iii.  Punitive exemplary or compensatory damages;
          iv.   Statutory damages, fines, or penalties;
          v. Amounts in excess of the risk reinsured hereunder that the Ceding Company pays to settle a dispute or claim;
          vi.   Third-party attorney fees, costs and expenses.

15.  POLICY CHANGES.

     a.   NOTICE.
          If a reinsured policy is changed, a corresponding change will be made in the reinsurance for that policy. The Ceding Company will notify the Reinsurer of the change in the Ceding Company's next accounting statement.

     b.   INCREASES.
          If life insurance on a reinsured policy is increased and the increase is subject to new underwriting evidence, then the increase of life insurance on the reinsured policy will be handled the same as the issuance of a new policy. If the increase is not subject to new underwriting evidence, then the increase will be automatically accepted by the Reinsurer, but it is not to exceed the Automatic Acceptance Limits shown in Schedule A. The reinsurance rates will be based on the original issue age, duration since issuance of the original policy and the original underwriting classification.

     c.   REDUCTION OR TERMINATION.
          If life insurance on a reinsured policy is reduced, then reinsurance will be reduced prorata on the date of such change. If more than one reinsurer participates in the reinsurance, the reinsurance with each reinsurer will be reduced proportionately. If life insurance on a reinsured policy is terminated, then reinsurance will cease on the date of such termination.

     d.   OTHER POLICY CHANGES, CONVERSIONS, EXCHANGES, ETC.
          Exchanges, replacements or other changes in the insurance reinsured with the Reinsurer, where not fully underwritten as a new issue, will continue to be ceded to the Reinsurer. The rates will be based on the original issue age and duration since issuance of the original policy. When these changes are fully underwritten, the policy will be handled the same as the issuance of a new policy.

     e.   EXTENDED TERM AND REDUCED PAID-UP INSURANCE.
          When a reinsured policy changes to extended term or reduced paid-up insurance, the Ceding Company will notify the Reinsurer of the new amount of reinsurance. The reinsurance rats will remain the same as the rates used for the original policy and will be based on the original issue age, duration since issuance of the original policy and the original underwriting classification.

16.  REINSTATEMENTS.

     a.   AUTOMATIC REINSTATEMENT.
          If the Ceding Company reinstates a policy that was originally ceded to the Reinsurer as automatic reinsurance using conventional underwriting practices, the Reinsurer's reinsurance for that policy will be reinstated.

     b.   FACULTATIVE REINSTATEMENT.
          If the Ceding Company has been requested to reinstate a policy that was originally ceded to the Reinsurer as facultative reinsurance, then the Ceding Company will again submit the case to the Reinsurer for underwriting approval before the reinsurance can be reinstated.

     c.   PREMIUM ADJUSTMENT.
          Reinsurance premiums for the interval during which the policy was lapsed will be paid to the Reinsurer on the same basis as the Ceding Company charged its policy owner for the reinstatement.

     d.   NONFORFEITURE REINSURANCE TERMINATION.
          If the Ceding Company has been requested to reinstate a policy that was reinsured while on extended term or reduced paid-up then such reinsurance will terminate and either automatic or facultative reinstatement procedures will be followed.

17.  INCREASE IN RETENTION.

     a.   NEW BUSINESS.
          If the Ceding Company increases its retention limits, then it may, at its option and with written notice to the Reinsurer, increase its retention shown in Schedule A for policies issued after the effective date of the retention increase.

     b.   RECAPTURE.
          If the Ceding Company increases its retention limits, then it may, with 90 days' written notice to the Reinsurer, reduce or recapture the reinsurance in force subject to the following requirements.

          i. A cession is not eligible for recapture until it has been reinsured for the minimum number of years shown in Schedule A. The effective date of the reduction in reinsurance will be the later of the first policy anniversary following the expiration of the 90-day notice period to recapture and the policy anniversary date when the required minimum of years is attained.

          ii. On all policies eligible for recapture, reinsurance will be reduced by the amount necessary to increase the total insurance retained up to the new retention limits.

          iii. If more than one policy per life is eligible for recapture, then the eligible policies may be recaptured beginning with the policy with the earliest issue date and continuing in chronological order according to the remaining policies' issue dates.

          iv. Recapture of reinsurance will not be allowed on any policy for which the Ceding Company did not keep its maximum retention at issue. The Ceding Company Company's retention limits are stated in Section 3 of Schedule A.

          v. If any policy eligible for recapture is also eligible for recapture from other reinsurers, the reduction in the Reinsurer's reinsurance on that policy will be in proportion to the total amount of reinsurance on the life with all reinsurers.

          vi. Recapture will not be made on a basis that may result in any anti-selection against the Reinsurer. The Reinsurer maintains the discretion to determine when anti-selection has occurred.

18.  ERRORS AND OMISSIONS.

     Any unintentional or accidental failure of the Ceding Company or the Reinsurer to comply with the terms of this Agreement which can be shown to be the result of an oversight, misunderstanding or clerical error, will not be deemed a breach of this Agreement. Upon discovery, the error will be corrected so that both parties are restored to the position they would have occupied had the oversight, misunderstanding or clerical error not occurred. Should it not be possible to restore both parties to such a position, the Ceding Company and the Reinsurer shall negotiate in good faith to equitable apportion any resulting liabilities and expenses.

     This provision applies only to oversights, misunderstanding or clerical errors relating to the administration or reinsurance covered by this Agreement. This provision does not apply to the administration of the insurance provided by the Ceding Company to its insured or any other errors or omissions committed by the Ceding Company with regard to the policy reinsured hereunder.

19.  INSOLVENCY.
     In the event that the Ceding Company is deemed insolvent, all reinsurance claims payable hereunder will be payable by the Reinsurer directly the Ceding Company, its liquidator, receiver or statutory successor, without diminution because of the insolvency of the Ceding Company. It is understood, however, that in the event of such insolvency, the liquidator or receiver or statutory successor of the Ceding Company will give written notice to the Reinsurer of the pendency of a claim against the Reinsurer on a risk reinsured hereunder within a reasonable time after such claim is filed in the insolvency proceeding. Such notice will indicate the policy reinsured and whether the claim could involve a possible liability on the part of the Reinsurer. During the pendency of such claim, the reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses it may deem available to the Ceding Company, its liquidator, receiver or statutory successor. It is further understood that the expense thus incurred by the Reinsurer will be chargeable, subject to court approval, against the Ceding Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Ceding Company solely as a result of the defense undertaken by the Reinsurer.

20.  ARBITRATION.

     a.   GENERAL.
          All disputes and differences under this Agreement that cannot be amicably agreed upon by the parties will be decided by arbitration. The arbitrators will have the authority to interpret this Agreement and, in doing so, will consider the customs and practices of the life insurance and reinsurance industries. The arbitrators will consider this Agreement an honorable engagement rather than merely a legal obligation, and they are relieved of all judicial formalities and may abstain from following the strict rules of the law.

     b.   NOTICE.
          To initiate arbitration, one of the parties will notify the other, in writing, of its desire to arbitrate. The notice will state the nature of the dispute and the desired remedies. The party to which the notice is sent will respond to the notification in writing within 10 days of receipt of the notice. At that time, the responding party will state any additional dispute it may have regarding the subject of arbitration.

     c.   PROCEDURES.
          Arbitration will be heard before a panel of three arbitrators. The arbitrators will be executive officers of life insurance or reinsurance companies; however, these companies will not be either party nor their affiliates. Each party will appoint one arbitrator. Notice of the appointment of these arbitrators will be given by each party to the other party within 30 days of the date of mailing of the notification initiating the arbitration. These two arbitrators will, as soon as possible, but no longer than 45 days after the day of the mailing of the notification initiating the arbitration, then select the third arbitrator. Should either party fail to appoint an arbitrator or should the two initial arbitrators be unable to agree on the choice of a third arbitrator, each arbitrator will nominate three candidates, two of whom the other will decline, and the decision will be made by drawing lots of the final selection. Once chosen, the three arbitrators will have the authority to decide all substantive and procedural issues by a majority vote. The arbitration hearing will be held on the date fixed by the arbitrators at a location agreed upon by the parties. The arbitrators will issue a written decision from which there will be no appeal. Either party may reduce this decision to a judgment before any court that has jurisdiction of the subject of the arbitration.

     d.   COSTS.
          Each party will pay the fees of its own attorneys, the arbitrator appointed by that party, and all other expenses connected with the presentation of its own case. The two parties will share equally in the cost of the third arbitrator.

          The arbitrators shall operate in a fair but cost efficient manner. For example, the arbitrators are not bound by technical rules of evidence band may limit the use of depositions and discovery.

     e.   OFFSET
          All amounts due or otherwise accrued to any of the parties hereto or any of their parents, affiliates, or subsidiaries, whether by reason of premiums, losses, expenses, or otherwise under this agreement or any other contract heretofore or hereafter entered into, will at all times be fully subject to the right of offset and only the net balance will be due and payable.

21.  GOOD FAITH; FINANCIAL SOLVENCY.

     The Ceding Company agrees that all matters will respect to this Agreement require its utmost good faith. The Reinsurer or its representatives have the right at any reasonable time to inspect the Ceding Company's records relating to this Agreement. Each party represents and warrants to the other party that it is solvent on a statutory basis in all states in which it does business or is licensed. Each party agrees to promptly notify the other if it is subsequently financially impaired. The Reinsurer has entered into this Agreement in reliance upon the Ceding Company's representations and warranties. The Ceding Company affirms that it has disclosed and will continue to disclose to the Reinsurer all matters material to this Agreement and each reinsurance cession. Examples of such matters are a change in underwriting or issue practices or philosophy, a change in underwriting management personnel, or a change in the Ceding Company's ownership or control.

22.  TERM OF THIS AGREEMENT.

     The Ceding Company will maintain and continue the reinsurance provided in this Agreement as long as the policy to which it relates is in force or has not been fully recaptured. This Agreement may be terminated, without cause, for the acceptance of new reinsurance after 90 days' written notice of termination by either party to the other. The Reinsurer will continue to accept reinsurance during this 90-day period. The Reinsurer's acceptance will be subject to both the terms of this Agreement and the Ceding Company's payment of applicable reinsurance premiums. In addition, this Agreement may be terminated immediately for the acceptance of new reinsurance by either party if one of the parties materially breaches this Agreement, or becomes insolvent or financially impaired.

23.  MEDICAL INFORMATION BUREAU.

     The Reinsurer is required to strictly adhere to the Medical Information Bureau Rules, and the Ceding Company agrees to abide by these Rules, as amended from time to time. The Ceding Company will not submit a preliminary notice, application for reinsurance, or reinsurance cession to the Reinsurer unless the Ceding Company has an authentic, signed preliminary or regular application for insurance in its home office and the current required Medical Information Bureau authorization.

24.  SEVERABILITY.

     In the event that any provision or term of this Agreement shall be held by any court, arbitrator, or administrative agency to be invalid, illegal or unenforceable, all of the other terms and provisions shall remain in full force and effect to the extent that their continuance is practicable and consistent with the original intent of the parties. In addition, if any provision or term is held invalid, illegal or unenforceable, the parties will attempt in good faith to renegotiate the Agreement to carry out the original intent of the parties.

                                   SCHEDULE A

1.   PLANS REINSURED:

     The policy plans and supplemental benefits automatically and facultatively reinsured are:

                        PLANS                               PLAN CODES
     ---------------------------------------------------------------------------
      Variable Universal Life - Single Life                  1033.99

      Variable Universal Life - Survivorship                 1034.99

      Primary Insured Term Rider


2.   AUTOMATIC PORTION REINSURED:

     The Reinsurer will automatically reinsure 10% of each risk on a first dollar quota share basis, up to the Ceding Company's retention limit as shown below in Paragraph 3 of this Schedule A, and 12.5% thereafter. Ceding Company will retain 20% up to their retention limit of $2,000,000.

3.   AUTOMATIC RETENTION LIMITS:

     For joint plans, determine the retention amount for each life and use the larger of the two amounts.

              ISSUE AGES              STANDARD - TABLE H             TABLES I AND HIGHER
     ---------------------------------------------------------------------------------------------
                   0                     $   500,000                    $   250,000

                 1-60                    $ 2,000,000                    $ 1,000,000

                 61-70                   $ 1,000,000                    $   500,000

                 71-85                   $   500,000                    $   250,000

                  86+              Automatic Reinsurance not      Automatic Reinsurance not
                                           Available                      Available


     In addition to the above retention, a corridor of $10,000 will be retained in order to avoid administering small cessions.

4.   AUTOMATIC ACCEPTANCE LIMITS:

     On each life, the amount automatically reinsured under all agreements with all reinsurers must not exceed the following:

              ISSUE AGES                   STANDARD - TABLE H                         TABLES I-P
     -------------------------------------------------------------------------------------------------------
                  0-70              10.0 times Ceding Company's            10.0 times Ceding Company's
                                    Retention Limits, as shown in          Retention Limits, as shown in
                                    Section 3 of this Schedule A           section 3 of this Schedule A

                 71-85              10.0 times Ceding Company's            Automatic reinsurance is not
                                    Retention Limits, as shown in          available.
                                    Section 3 of this Schedule A

                  86+               Automatic reinsurance is not           Automatic reinsurance is not
                                    available.                             available.


     The total mortality rating on the insurable life (lives) shall not be higher than 500% for permanent plans, and 300% for term riders, or the equivalent on a flat extra premium basis.

5.   AUTOMATIC IN FORCE AND APPLIED FOR LIMITS:

     a.   LIFE INSURANCE IN FORCE LIMIT:

          $35 million

6.   PREMIUM DUE:

     Reinsurance premiums are due on the issue date and each subsequent monthly policy due date, regardless of the policy's payment mode.

7.   RECAPTURE PERIOD:

     The minimum number of years for a cession to be reinsured before it is eligible for recapture is 10 years. This minimum number of years is not applicable if reinsurer raises rates pursuant to Article 7e.

8.   NET AMOUNT AT RISK:

     The net amount at risk on the policies and riders eligible for reinsurance under this Agreement, is defined below:

     OPTION A BASE POLICY: The Net Amount at Risk is the Death Benefit minus the Account Value where Death Benefit is the greater of the Face Amount or the minimum amount required under Section 7702 of the IRC.

     OPTION B BASE POLICY; The Net Amount at Risk is the Death Benefit minus the Accumulation Value, where Death Benefit is the greater of the Face Amount plus Policy Value or the minimum amount required under Section 7702 of the IRC.

     For purposes of this Agreement, the following will apply:

     Face Amount is the amount the Ceding Company uses to determine the death benefit and proceeds payable under the policy. The Initial Base Face Amount will be shown in the Policy Data of the policy.

9.   ADDITIONAL UNDERWRITERING REQUIREMENTS:

     The following requirements apply to business reinsured under this Agreement. These requirements are in addition to the conventional underwriting and issue practices described in Section 3.a. of this Agreement.

                              BLOOD PROFILE LIMITS:

     Where permitted by law, a blood profile including an AIDS test is required according to the age and amount conditions described below. The AIDS test is to be an HIV or, when the HIV is not permitted, a T-Cell ratio.

                     ISSUE AGES           APPLIED FOR AMOUNTS
     --------------------------------------------------------------
                         18+                   $ 100,000

                                   SCHEDULE B

          AUTOMATIC REINSURANCE PREMIUMS - YEARLY RENEWABLE TERM BASIS

1.   LIFE INSURANCE:

     a.   Standard Reinsurance Premiums:

          Standard annual reinsurance premiums per $1000 reinsured for the Single Life are the following percentages of the 1975-80 Select and Ultimate Table with Reinsurance Section high age extension above issue age 70 (attached as Exhibit B1). Percentages are the same for both males and females.

                           PREFERRED         STANDARD         PREFERRED          STANDARD
                           NONSMOKER          SMOKER            SMOKER            SMOKER
     -----------------------------------------------------------------------------------------
        All Years             32%              46%               95%               110%

     For the Survivorship Life, Single Life premiums for each insured are frasierized and subject to the minimum annual reinsurance premium of 15 CENTS per $1000 reinsured in all policy years.

     If one life is uninsurable, the insurable life is charged the applicable single life rate.

     ESTATE PROTECTION RIDER (SURVIVORSHIP LIFE)

     Reinsurance premium for this option are the same rates as for the base plan.

b.   Table Rated Substandard Reinsurance Premiums:

     SINGLE LIFE

     Table rated substandard reinsurance premiums are included by multiplying the rates in Exhibit B.1 by the appropriate multiple of the standard reinsurance premiums (25% per table).

c.   Flat Extra Premiums

     Flat Extra reinsurance premiums are the following percentages of such premiums charged the insured:

         Permanent flat extra premiums (for more than 5 years duration)
            First Year                                           25%

           Renewal Years                                         90%

          Temporary flat extra premiums (for 5 years or less duration)
             All Years                                           90%

     SECOND-TO-DIE POLICY
     Flat Extra reinsurance premiums are added to the LIFE REINSURANCE RATES before Frasierizing.

2.   SUPPLEMENTAL BENEFITS:

     Supplemental Benefits are not reinsured.

3.   AGE BASIS:

     Age Nearest Birthday

4.   OTHER POLICY CHANGES, CONVERSIONS, EXCHANGES, ETC.:

     Annual reinsurance premiums for conversions will be the Security Life Reinsurance Rates For After Conversion attached to this Schedule B. The reinsurance rates will be based on the original issue age, duration since issuance of the original policy and the original underwriting classification.

5.   FACULTATIVE RATE LIMIT:

     The automatic reinsurance rates in this Agreement can be used for facultative reinsurance amounts up to $20,000,000 at issue ages 0-75, so long as the total amount of insurance in force and applied for, per life, with all companies, does not exceed $35,000,000.

     If either limit would be exceeded, then the reinsurance rates will be mutually agreed upon.

                                   Exhibit B1

                                (8 pages omitted)

                                   SCHEDULE C

                              REPORTING INFORMATION

                         INFORMATION ON RISKS REINSURED

1.   Type of Transaction
2.   Effective Date of Transaction
3.   Automatic/Facultative Indicator
4.   Policy Number
5.   Full Name of Insured
6.   Date of Birth
7.   Sex
8.   Smoker/Nonsmoker
9.   Policy Plan Code
10.  Insured's State of Residence
11.  Issue Age
12.  Issue Date
13.  Duration from Original Policy Date
14.  Face Amount Issued
15.  Reinsured Amount (Initial Amount)
16.  Reinsured Amount (Current Amount at Risk)
17.  Change in Amount at Risk Since Last Report
18.  Death Benefit Option (For Universal Life Type Plans)
19.  ADB Amount (If Applicable)
20.  Substandard Rating
21.  Flat Extra Amount Per Thousand
22.  Duration of Flat Extra
23.  PW Rider (Yes or No)
24.  Previous Policies (Yes or No)
25.  Premiums

                                     SAMPLE

                             POLICY EXHIBIT SUMMARY
                             (LIFE REINSURANCE ONLY)

                                (1 page omitted)

                                     SAMPLE

                             RESERVE CREDIT SUMMARY

                                (1 page omitted)

                                     SAMPLE

                               ACCOUNTING SUMMARY

                                (1 PAGE OMITTED)

                                   SCHEDULE D

                                FACULTATIVE FORMS

                           Application for Reinsurance
                           Notification of Reinsurance

                        NOTIFICATION OF REINSURANCE FORM

                                (2 pages omitted)

                                   AMENDMENT 1
                            EFFECTIVE AUGUST 1, 2000
                                     TO THE
                            AUTOMATIC AND FACULTATIVE
                   YEARLY RENEWABLE TERM REINSURANCE AGREEMENT
                            Effective January 1, 2000
                                (the "Agreement")

                                     between
                FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY
                               ("Ceding Company")
                                       And
                    SECURITY LIFE OF DENVER INSURANCE COMPANY
                                  ("Reinsurer")

WHEREAS, Reinsurer currently reinsures Ceding Company's policy plans under this Agreement; and

WHEREAS, Ceding Company wishes to cede additional policy plans to Reinsurer under the Agreement, effective August 1, 2000 and Reinsurer wishes to accept these policy plans; and

WHEREAS, the parties hereby agree as follows:

1. Schedule A, Paragraph 1 is hereby amended to include additional policy plans as follows:

     PLAN REINSURED:

     The policy plans and supplemental benefits automatically and facultatively reinsured are:

                      PLANS                                 PLAN CODES
     -------------------------------------------------------------------------
     Variable Universal Life - Single Life                    1033.99

     Variable Universal Life - Survivorship                   1034.99

     Primary Insured Term Rider

     Vel-93                                                   1023-93

     Select Life

     Select Inheritage

     Variable Inheritage

2. All remaining terms and conditions set forth in Schedule A and B of the Agreement shall apply to the new policy plans; and

3. Except for the additional policy plans added by this Amendment 1, all other terms and conditions of the Agreement shall remain unchanged.

In witness of the above, Ceding Company and Reinsurer have by their respective officers executed and delivered this Amendment in duplicate on the dates indicated below, with an effective date of August 1, 2000.


FIRST ALLMERICA FINANCIAL                  SECURITY LIFE OF DENVER
LIFE INSURANCE COMPANY                     INSURANCE COMPANY

By:     /s/                                By:     /s/
   --------------------------------           ----------------------------------

Title:  VP Life Products                   Title:  /s/
      -----------------------------              -------------------------------

Date:   5/2/01                             Date:   November 6, 2000
     ------------------------------             --------------------------------


By:     /s/                                By:     Steve Pryde
   --------------------------------           ----------------------------------

Title:  AVP & Actuary                      Title:  V.P. of Business Operations
      -----------------------------              -------------------------------

Date:   5/7/2001                           Date:   11/13/00
     ------------------------------             --------------------------------

                                   AMENDMENT 2
                            EFFECTIVE JANUARY 1, 2001
                                     TO THE
                            AUTOMATIC AND FACULTATIVE
                   YEARLY RENEWABLE TERM REINSURANCE AGREEMENT
                            Effective January 1, 2000
                                (the "Agreement")

                                     between
                FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY
                               ("Ceding Company")
                                       And
                    SECURITY LIFE OF DENVER INSURANCE COMPANY
                                  ("Reinsurer")

WHEREAS, Reinsurer currently reinsures Ceding Company's policy plans under this Agreement; and

WHEREAS, Ceding Company wishes to cede additional policy plans to Reinsurer under the Agreement, effective August 1, 2000 and Reinsurer wishes to accept these policy plans; and

WHEREAS, the parties hereby agree as follows:

1. Schedule A, Paragraph 1 is hereby amended to include additional policy plans as follows:

     PLAN REINSURED:

     The policy plans and supplemental benefits automatically and facultatively reinsured are:

                     PLANS                                   PLAN CODES
     -------------------------------------------------------------------------
     Variable Universal Life - Single Life                    1033.99

     Variable Universal Life - Survivorship                   1034.99

     Primary Insured Term Rider

     Vel-93                                              1023-93 & 1018-93

     Select Life                                              1026-94

     Select Inheritage                                        1027-95

     Variable Inheritage                                      1027-95

     Vel Plus                                                 1023-93

2. All remaining terms and conditions set forth in Schedule A and B of the Agreement shall apply to the new policy plans; and

3. Except for the additional policy plans added by this Amendment 2, all other terms and conditions of the Agreement shall remain unchanged.

     Primary Insured Term Rider

     Vel-93                                              1023-93 & 1018-93

     Select Life                                              1026-94

     Select Inheritage                                        1027-95

     Variable Inheritage                                      1027-95

     Vel Plus                                                 1023-93

     The policy plans reinsured on a facultative basis only are:

                   PLANS                                     PLAN CODES
     -------------------------------------------------------------------------
     Single Premium VUL                                       1030-96

     Single Premium VUL - NY                                  1030-99

     Face amount increases for Variable Universal Life policies issued prior to January 1, 2000 will be automatically reinsured under the agreement, pursuant to Article 15 paragraph b of the agreement.

3. All remaining terms and conditions set forth in Schedule A and B of the Agreement shall apply to the new policy plans; and

4. Except as herein amended, all other terms and conditions of this Agreement shall remain unchanged.

In witness of the above, Ceding Company and Reinsurer have by their respective officers executed and delivered this Amendment in duplicate on the dates indicated below, with an effective date of January 1, 2001.

FIRST ALLMERICA FINANCIAL                  SECURITY LIFE OF DENVER
LIFE INSURANCE COMPANY                     INSURANCE COMPANY


By:     /s/                                By:     /s/
   --------------------------------           ----------------------------------

Title:  VP Life Products                   Title:  /s/
      -----------------------------              -------------------------------

Date:   5/2/01                             Date:   March 26, 2001
     ------------------------------             --------------------------------


By:     /s/                                By:     Steve Pryde
   --------------------------------           ----------------------------------

Title:  AVP & Actuary                      Title:  V.P. of Business Operations
      -----------------------------              -------------------------------

Date:   5/7/2001                           Date:   3/28/01
     ------------------------------             --------------------------------

                                   AMENDMENT 3
                            EFFECTIVE JANUARY 1, 2001

                                     TO THE

                            AUTOMATIC AND FACULTATIVE
                   YEARLY RENEWABLE TERM REINSURANCE AGREEMENT
                            Effective January 1, 2000
                                (the "Agreement")

                                     between
                FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY
                               ("Ceding Company")
                                       And
                    SECURITY LIFE OF DENVER INSURANCE COMPANY
                                  ("Reinsurer")

                                    RECITALS

WHEREAS, the Reinsurer currently reinsures Ceding Company's plans under the Agreement; and

WHEREAS, Ceding Company wishes to:

1. Submit additional policy plans for facultative reinsurance to the Reinsurer under the Agreement; and

2. Automatic cede face amount increases for policies issued prior to January 1, 2000; and

WHEREAS, the Reinsurer wishes to accept these policy plans;

                                    AGREEMENT

The parties agree to the following:

1.   Article 15 paragraph b shall be amended to include the following paragraph:

     All increases made to policies issued prior to January 1, 2000 shall be subject to new underwriting evidence.

2. Schedule A, Paragraph 1 is hereby amended to include additional policy plans as follows:

     PLANS REINSURED:

     The policy plans and supplemental benefits automatically and facultatively reinsured are:

                    PLANS                                   PLAN CODES
     -------------------------------------------------------------------------
     Variable Universal Life - Single Life                   1033.99

     Variable Universal Life - Survivorship                  1034.99

     Primary Insured Term Rider

     Vel-93                                             1023-93 & 1018-93

     Select Life                                             1026-94

     Select Inheritage                                       1027-95

     Variable Inheritage                                     1027-95

     Vel Plus                                                1023-93

     The policy plans reinsured on a facultative basis only are:

                PLANS                                       PLAN CODES
     -------------------------------------------------------------------------
     Single Premium VUL                                      1030-96

     Single Premium VUL - NY                                 1030-99

     Face amount increases for Variable Universal Life policies prior to January 1, 2000 will be automatically reinsured under the agreement, pursuant to
     Article 15 paragraph b of the agreement.

3. All remaining terms and conditions set forth in Schedule A and B of the Agreement shall apply to the new policy plans; and

4. Except as herein amended, all other terms and conditions of this Agreement shall remain unchanged.

In witness of the above, Ceding Company and Reinsurer have by their respective officers executed and delivered this Amendment in duplicate on the dates indicated below, with an effective date of January 1, 2001.

FIRST ALLMERICA FINANCIAL                  SECURITY LIFE OF DENVER
LIFE INSURANCE COMPANY                     INSURANCE COMPANY

By:     /s/                                By:      /s/
   --------------------------------           ----------------------------------

Title:  VP Life Products                   Title:  /s/
      -----------------------------              -------------------------------

Date:   5/2/01                             Date:   March 26, 2001
     ------------------------------             --------------------------------


By:     /s/                                By:     Steve Pryde
   --------------------------------           ----------------------------------

Title:  AVP & Actuary                      Title:  V.P. of Business Operations
      -----------------------------              -------------------------------

Date:   5/7/2001                           Date:   3/28/01
     ------------------------------             --------------------------------

                                   AMENDMENT 4
                            EFFECTIVE JANUARY 1, 2001

                                     TO THE

                            AUTOMATIC AND FACULTATIVE
                   YEARLY RENEWABLE TERM REINSURANCE AGREEMENT
                            Effective January 1, 2000
                                (the "Agreement")

                                     between
                FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY
                               ("Ceding Company")
                                       And
                    SECURITY LIFE OF DENVER INSURANCE COMPANY
                                  ("Reinsurer")

                                    RECITALS

WHEREAS, the Reinsurer currently reinsures Ceding Company's plans under the Agreement; and

WHEREAS, Ceding Company wishes to:

1.   Amend their underwriting requirements; and

2. Automatic cede policies which were issued as Term Plans and have been exchanged for Permanent Plans; and

WHEREAS, the Reinsurer wishes to accept these policy plans;

                                    AGREEMENT

The parties agree to the following:

1.   Schedule A, Item 9, Additional Underwriting Requirements:

     Remove the existing table under Blood Profile Limits and replace it with the following:

             TEST               ISSUE AGE              APPLIED FOR AMOUNT
     -------------------------------------------------------------------------
            Urine                 0-60                  Up to $ 300,000

            Blood                 0-60                        $ 300,000+

            Blood                  60+                        $ 100,000

2. For policies which meet the requirements of the Terms Exchange Program, as set forth in Exhibit I attached to this Amendment 4, the Reinsurer shall automatically reinsure said policies using the percentages of the 1975-80 Select and Ultimate Table with Society of Actuaries Reinsurance Council high age extension above age 70 specified in Schedule B paragraph 1.a. of the Agreement.

3. For policies that meet the requirements of the Term Exchange Program, Schedule A and B of the Agreement will apply, except that paragraph 4 of Schedule B will not apply.

4. Except as herein amended, all other terms and conditions of the Agreement shall remain unchanged.

In witness of the above, Ceding Company and Reinsurer have by their respective officers executed and delivered this Amendment in duplicate on the dates indicated below, with an effective date of January 1, 2001.

FIRST ALLMERICA FINANCIAL                  SECURITY LIFE OF DENVER
LIFE INSURANCE COMPANY                     INSURANCE COMPANY

By:     /s/                                By:      /s/
   --------------------------------           ----------------------------------

Title:  VP Life Products                   Title:  /s/
      -----------------------------              -------------------------------

Date:   7/13/01                            Date:   May 3, 2001
     ------------------------------             --------------------------------


By:     /s/                                By:     Steve Pryde
   --------------------------------           ----------------------------------

Title:  AVP & Actuary                      Title:  V.P. of Business Operations
      -----------------------------              -------------------------------

Date:   7/16/2001                          Date:   5/7/01
     ------------------------------             --------------------------------

                                    Exhibit I

                              Term Exchange Program

-    Program Duration - 6 months
-    Maximum Face Amount = $2.5 Million
-    Maximum Age on Conversion date is 60
-    Underwriting Class must be Standard or Preferred
-    Term Policy must be no older than 5 years
-    Front page of Term policy must be submitted
-    MIB Check will be performed
- Conversions only valid to Allmerica VUL products currently available for sale
-    Statement of good health required
-    Term Policy must be issued by one of the following companies:
           First Colony Life
           Transamerica
           State Farm Life
           Northwestern Mutual
           American General
           Allstate
           New York Life
           John Hancock
           Met Life
           USAA Life
           ReliaStar
           Prudential
           Farmers New World Life
           Manulife
           Jackson National (Michigan)
           MassMutual
           Guardian
           American Family Life

                                   AMENDMENT 5

                            EFFECTIVE JANUARY 1, 2001

                                     TO THE

                            AUTOMATIC AND FACULTATIVE
                   YEARLY RENEWABLE TERM REINSURANCE AGREEMENT
                            Effective January 1, 2000
                                (the "Agreement")

                                     between
                FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY
                               ("Ceding Company")
                                       And
                    SECURITY LIFE OF DENVER INSURANCE COMPANY
                                  ("Reinsurer")

7                                 RECITALS

WHEREAS, the Reinsurer currently reinsures Ceding Company's plans under the Agreement; and

WHEREAS, Ceding Company wishes to:

1. Submit additional policy plans for facultative reinsurance to the Reinsurer under the Agreement; and

WHEREAS, the Reinsurer wishes to accept these policy plans;

                                    AGREEMENT

The parties agree to the following:

2. Schedule A, Paragraph 1 is hereby amended to include additional policy plans as follows:

     PLAN REINSURED:

     The policy plans reinsured on a facultative basis only are:

               PLANS                               PLAN CODES
     -------------------------------------------------------------------------
     Single Premium VUL                              1030-96

     Single Premium VUL - NY                         1030-99

     Individual VUL                                  1039-99

     Group VUL                                      1037-99GRC

     Group VUL - NY                                1029-94NY-R

3. All remaining terms and conditions set forth in Schedule A of the Agreement shall apply to the new policy plans; and

4. Except as herein amended, all other terms and conditions of this Agreement shall remain unchanged.

In witness of the above, Ceding Company and Reinsurer have by their respective officers executed and delivered this Amendment in duplicate on the dated indicated below, with an effective date of January 1, 2001.

FIRST ALLMERICA FINANCIAL                  SECURITY LIFE OF DENVER
LIFE INSURANCE COMPANY                     INSURANCE COMPANY

By:     /s/                                By:     /s/
   --------------------------------           ----------------------------------

Title:  VP Life Products                   Title:  /s/
      -----------------------------              -------------------------------

Date:   7/1/01                             Date:   June 20, 2001
     ------------------------------             --------------------------------


By:     /s/                                By:     Steve Pryde
   --------------------------------           ----------------------------------

Title:  AVP & Actuary                      Title:  V.P. of Business Operations
      -----------------------------              -------------------------------

Date:   7/1/2001                           Date:   6/27/01
     ------------------------------             --------------------------------